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FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
-------------------------------------------------------

AT THE COMPANY
--------------
Carolyn Tiffany
Chief Operating Officer
(617) 570-4614


             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
 ANNOUNCES FINACIAL RESULTS FOR THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2003


         FOR IMMEDIATE RELEASE - Boston, Massachusetts- March 11, 2004-First Union Real Estate Equity and Mortgage Investments (NYSE:FUR), a real estate investment trust, announced the operating results for the three and twelve months ended December 31, 2003.

Financial results for the three and twelve months ended December 31, 2003 and 2002 are as follows:

                                                          THREE MONTHS ENDED                     TWELVE MONTHS ENDED
                                                --------------------------------------- --------------------------------------

(IN THOUSANDS)                                    DECEMBER 31,         DECEMBER 31,        DECEMBER 31,       DECEMBER 31,
                                                      2003                 2002                2003               2002
                                                ------------------  ------------------- ------------------- ------------------
Revenues                                        $           3,892   $            4,701  $           16,646  $         18,701
                                                ==================  =================== =================== ==================

Loss before gain on sale                                  (1,019)              (1,229)             (5,956)            (5,032)
Gain on sale                                                    -                    -                  54                  -
                                                ------------------  ------------------- ------------------- ------------------

Net loss                                        $         (1,019)   $          (1,229)  $          (5,902)  $         (5,032)
                                                ==================  =================== =================== ==================

Net loss applicable to
      shares of beneficial interest             $         (1,535)   $          (1,745)  $          (7,966)  $         (7,099)
                                                ==================  =================== =================== ==================

Net loss applicable to shares of beneficial
      interest (per share)                      $          (0.06)   $           (0.05)  $           (0.26)  $          (0.20)
                                                ==================  =================== =================== ==================


         For the three months ended December 31, 2003, First Union's net loss applicable to shares of beneficial interest was $1.5 million compared to a net loss applicable to shares of beneficial interest of $1.7 million for the same period in 2002 due primarily to a decrease in expenses for the comparable periods. Net loss applicable to shares of beneficial interest for the three months ended December 31, 2003 and 2002 included $0.0 million and $0.4 million, respectively, of transaction costs related to the proposed transaction with Gotham Golf Corp., which are included in general and administrative expenses. In addition, the net loss applicable to shares of beneficial interest for the three months ended December 31, 2003 and 2002 included



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$0.1 million $0.5 million, respectively, of costs related to the lawsuits brought in connection with the Gotham transaction, which are included in general and administrative expenses. Property net operating income (which is defined as rent less operating expenses) and real estate taxes increased for the three months ended December 31, 2003 to $2.4 million from $2.3 million for the same period in 2002. The increase was attributable to lower real estate tax expense. VenTek's sales decreased for the three months ended December 31, 2003 to $76,000 from $0.7 million for the comparable period in 2002 and cost of goods sold decreased to $0.5 million from $1.3 million for the same period in 2002. The decrease in both sales and cost of goods sold is due to the winding down of VenTek's current contracts.

         Interest income decreased during the three months ended December 31, 2003, as compared to the same period in 2002, due primarily to lower cash balances maintained in 2003.

         During the three months ended December 31, 2003, the Trust used $12.538 million from its cash reserves to repay in full its senior notes. In addition, during this period, the Company closed its transactions under the previously announced Stock Purchase Agreement between the Trust and FUR Investors LLC including, without limitation, the acquisition by FUR Investors LLC purchased 5,000,000 newly issued common shares from the Trust at a price of $2.60 per share ($13,000,000 in the aggregate).

         The Combined Statements of Operations for First Union for the three and twelve month periods ended December 31, 2003 and 2002 accompanies this release.

                             ----------------------

         Certain statements contained in this press release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Further information about these matters and the risks generally with respect to First Union can be found in First Union's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.


         First Union Real Estate Equity and Mortgage Investments is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.





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             FIRST UNION REAL ESTATE EQUITY and MORTGAGE INVESTMENTS
             -------------------------------------------------------
                        Combined Statements of Operations
(In thousands, except per share data)

                                              Three Months Ended                     Twelve Months Ended
                                                 December 31,                            December 31,
                                      ------------------------------------   ----------------------------------
                                                 2003                2002                2003             2002
                                      ----------------  ------------------   ----------------- ----------------
Revenues
     Rents                            $         3,660   $           3,630    $         13,916  $        13,643
     Sales                                         76                 730               1,892            2,924
     Interest and dividends                       156                 341                 838            1,659
     Other income                                   -                   -                   -              475
                                      ----------------  ------------------   ----------------- ----------------
                                                3,892               4,701              16,646           18,701
                                      ----------------  ------------------   ----------------- ----------------

Expenses
     Property operating                         1,203               1,097               4,965            5,043
     Cost of goods sold                           525               1,354               3,279            4,892
     Real estate taxes                             99                 225                 773              899
     Depreciation and amortization                549                 537               2,161            2,077
     Interest                                     943               1,217               4,551            5,102
     General and administrative                 1,592               1,500               6,873            5,720
                                      ----------------  ------------------   ----------------- ----------------
                                                4,911               5,930              22,602           23,733
                                      ----------------  ------------------   ----------------- ----------------

Loss before gains on sales                    (1,019)             (1,229)             (5,956)          (5,032)
Gains on sales                                      -                   -                  54                -
                                      ----------------  ------------------   ----------------- ----------------
Net loss                                      (1,019)             (1,229)             (5,902)          (5,032)
Preferred dividend                              (516)               (516)             (2,064)          (2,067)
                                      ----------------  ------------------   ----------------- ----------------
Net loss applicable to shares of
     beneficial interest              $       (1,535)   $         (1,745)    $        (7,966)  $       (7,099)
                                      ================  ==================   ================= ================

Per share data
Basic:
Net loss applicable to shares of
     beneficial interest              $        (0.06)   $          (0.05)    $         (0.26)  $        (0.20)
                                      ================  ==================   ================= ================

 Diluted:
 Net loss applicable to shares of
     beneficial interest              $        (0.06)   $          (0.05)    $         (0.26)  $        (0.20)
                                      ================  ==================   ================= ================


 Basic weighted average shares                 26,168              34,809              30,885           34,807

 Diluted weighted average shares               26,168              34,809              30,885           34,807